Exhibit 99.2
Dear Florida Times-Union Editor:
As one of the largest employers and one of a few Fortune 1000 companies in Jacksonville, we were extremely disappointed with the lack of fact checking and irresponsible reporting in the article published on Tuesday, December 6, titled “Report: LPS Legal Problems Growing.”
The reporter summarized a story written by another publication and attached his name to the article to make it appear as if it was his work. Unfortunately, there were numerous errors in the original article that were repeated in the Florida Times-Union article.
Additionally, the Times-Union reporter stated in his article that I spoke with the Times-Union. In fact, I have never spoken with the Times-Union about this topic, and to indicate that I did misleads the reader and adds a false sense of credibility to the article. Lastly, the reporter gave the company less than two hours to respond to a request for comment, which was unreasonable under these circumstances.
Attached to this letter, and posted on LPS’ website at www.LPSVCS.com, are LPS’ responses correcting the inaccuracies in this story.
We look forward to reading a corrected article, which contains these facts.
Sincerely,
Jeff Carbiener
President and Chief Executive Officer
Lender Processing Services, Inc.

Attachment
LPS’ Responses to Inaccurate Florida Times-Union article titled “Report: LPS Legal Problems Growing”
The article stated:
“Jacksonville-based Lender Processing Services is facing greater legal problems and has produced far more documents of questionable authenticity than previously acknowledged, according to a published report.”
“LPS has acknowledged that employees at a subsidiary falsely signed mortgage assignments...”
Instead of casting blame on LPS, the reporter might more fairly have explained that LPS — on its own — uncovered and corrected deficiencies in practices that took place at a former business unit called DocX. LPS not only shut down the DocX operation, but also corrected (“remediated”) errors in documents that DocX had prepared before LPS put a halt to its practices. As part of that process, and as LPS has done consistently, the company publicly disclosed that it had found and corrected problems in assignments of mortgage prepared by DocX. Upon learning of these problems in late 2009 through an internal investigation, LPS remediated the assignments of mortgage signed in this manner.
Additionally, LPS has never disclosed the number of documents impacted, so it is difficult to understand how the statement “far more documents” could be made.
The article stated:
“... news service’s report on Monday said that after reviewing hundreds of court records in several states, it found that rather than halting such dubious signings, the company simply shifted work away from that subsidiary, DocX in Alpharetta, Ga., and continued faulty signing.”
This misleading allegation apparently refers to services provided by the notaries that assisted LPS clients during LPS’ transition out of the business of signing documents pursuant to client authorization. As part of that transition process, notaries furnished by LPS performed the limited role required of these notaries, which was to verify the identity of the person signing a document and to notarize his or her signature. The LPS notaries did not sign documents nor did they oversee the process utilized by the signer to review documents before signing — including verification of the information contained in the document. The LPS notaries would have no way of knowing what review process took place prior to performing the function that they were hired to perform, which was solely limited to notarizing the signature of the person signing the document.
Additionally, LPS did not shift signing to customers in response to the initiation of a federal inquiry into DocX. Instead, as we have stated repeatedly, both in public comments and in statements made directly to the publication referenced in the Times-Union article, LPS discontinued signing new assignments of mortgage at DocX in November 2009 and began the transition away from document signing at the Default Solutions division beginning in 2008. Unfortunately, the reporter chose not to include these facts in the article. Moreover, LPS has no contract with any law firm to provide signing services to its customers.
The Times Union article also stated:
“Employees in the Minnesota office signed documents weeks or months after foreclosure cases had been filed.”

The timing of signing and use of assignments of mortgage in judicial proceedings is determined by the attorneys who are representing servicers in these judicial foreclosure proceedings. LPS does not set those legal requirements, and does not control the attorneys. Instead, LPS executed assignments of mortgage when requested to do so by the attorneys retained by the servicers, based on the understanding that the attorneys prepared the assignments in accordance with all legal requirements.
The Times-Union article went on to say that:
“LPS sent notaries to work at other companies which then signed documents for LPS. Two notaries at one such company, American Home Mortgage Servicing, said that six employees were required to sign 200 affidavits an hour, leaving no time to verify their accuracy.”
As stated earlier, the role of the LPS notaries was to verify the identity of the person signing a document and to notarize that person’s signature. The LPS notaries had no role in overseeing the document review process — including verification of the information contained in the document. In fact, these notaries would have no way of knowing what review process took place prior to notarizing the signature. Additionally, the Times-Union failed to include a fact from the original article that these allegations were made by two former, unnamed [and temporary] employees.
The Times-Union article also quoted the following inaccurate statement from the other publication:
“[the other publication]...also found LPS placed an emphasis on speed of filing foreclosures, and law firms that did not file quickly enough did not get more work. Court records show that green ratings go to firms that jump on offered assignments from their LPS computer screens and almost instantly turn out ready-to-file court pleadings, often using teams of low-skilled clerical workers with little oversight from the lawyers”
As LPS told the original publication, LPS does not hire law firms. Servicers select the attorneys with whom they want to work and the servicers direct them to use LPS’ technology if the servicers choose to use the LPS technology platform to assist them in their management of foreclosure matters. Additionally, the servicers, not LPS, establish the timeline for the steps required for an attorney to handle a foreclosure matter on their behalf. The attorneys, not LPS, determine who from their firm prepares the documents that they utilize in foreclosure proceedings. Finally, the performance metrics of law firms, which are established by the servicers, are reported to the servicers who may or may not utilize the information in their decision to hire or retain attorneys.
LPS is disappointed that its response to this false and misleading allegation, which was included in the original article, was not included in the Times-Union article. As stated above, LPS denies that the rating system is used to punish slower firms.
Furthermore, the Times-Union article said:
“A lawsuit filed in Mississippi in October alleges that the company engaged in illegal fee-splitting with law firms. A federal bankruptcy trustee has joined the plaintiffs in that suit.”
It is particularly unfortunate that the reporter did not do fact check his reference to the Mississippi case. The statement is false. The Chapter 13 Trustee is named in the caption of the complaint as a matter of course. A bankruptcy trustee is appointed under the Bankruptcy Code in all Chapter 7 and 13 cases. This bankruptcy trustee, separate and distinct from the U.S. Trustee, is responsible for accounting for property received, reviewing the financial affairs of the debtor, examining proofs of claim, opposing the debtor’s discharge if appropriate, providing information to parties in interest and reporting on the administration of the case. The U.S. Bankruptcy Trustee, who is not listed as a party to the complaint, merely receives notices of all filings in the case, as is typical in adversary proceedings in bankruptcy court, but is not a plaintiff in this case, has not moved to intervene as a party and has made no claims or allegations in the matter.
As stated earlier, the Times-Union reporter also said he spoke with LPS:
“ ‘The company’s CEO, Jeff Carbiener, told the Times-Union at the time that attorneys use LPS technology but are hired by mortgage servicing firms that are clients of LPS. The servicers choose the attorneys they want to work with and then direct those attorneys to the technology platform and administrative services they want the attorneys to work through,’ he said in October.”
In reality, the company’s CEO, Jeff Carbiener, did not speak with the Times-Union. These statements were made on an investor conference call and to insinuate that the statements were made directly to the Times-Union is misleading and untrue, and speaks to the reporter’s motives to sensationalize this story.

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